UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2010

Asset Acceptance Capital Corp.

(Exact name of Registrant as specified in its charter)

Delaware	000-50552	80-0076779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28405 Van Dyke Avenue

Warren, MI 48093

(Address of principal executive offices)

Registrant’s telephone number, including area code: (586) 939-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 29, 2010, Asset Acceptance Capital Corp. issued a press release announcing its results of operations and financial condition as of and for the three and six month periods ended June 30, 2010, unaudited. The press release is being furnished pursuant to Item 2.02 of Form 8-K. The full text of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated in this report by reference.

The press release attached to this Form 8-K contains a financial measure for Adjusted EBITDA that is not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We have provided a reconciliation in the press release of the non-GAAP financial measure for Adjusted EBITDA to GAAP net income.

We have included information concerning Adjusted EBITDA because we believe that this financial measure provides important supplemental information to management and investors. We use Adjusted EBITDA for planning purposes, including the preparation of internal budgets and forecasts, in communications with the Board of Directors, stockholders, analysts and investors concerning our financial performance, and as a key component in management’s annual incentive compensation plan. Adjusted EBITDA is also used as a measure of operating performance for the financial covenants in our amended credit agreement. This non-GAAP financial measure should not be considered an alternative to, or more meaningful than, net income prepared on a GAAP basis.

Item 2.05	Costs Associated with Exit or Disposal Activities.

In order to shed underperforming operations and to become more efficient, the Company committed on July 29, 2010 to exiting the healthcare accounts receivable purchase and collection business conducted by its Premium Asset Recovery Corporation subsidiary and to close the Deerfield Beach, Florida office housing that subsidiary. Once substantially completed, the closing of the office will reduce the Company’s operating expenses by approximately $2.5 million per year.

In connection with closing the Deerfield Beach, Florida office, the Company will incur approximately $1.3 million in restructuring charges. Restructuring charges include employee termination benefits of approximately $0.2 million, contract termination costs of approximately $0.1 million for the remaining lease payments on the Deerfield Beach, Florida office, write-off of intangible assets of approximately $0.8 million and other exit costs of approximately $0.1 million. The employee termination benefits, contract termination costs and other exit costs will require the outlay of cash of approximately $0.4 million, while the accelerated depreciation and write-off of intangible assets of $0.9 million represent non-cash charges.

These actions are expected to be substantially complete by December 31, 2010.

The estimated amounts concerning the anticipated costs, accounting charges and annual cost savings constitute forward-looking statements and are based on management’s expectations and beliefs concerning future events affecting the Company. The actual costs, accounting charges and savings resulting from these events may differ from what has been estimated.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Exhibit Description

99.1	Press Release dated July 29, 2010, announcing Registrant’s results of operations and financial condition as of and for the three and six month periods ended June 30, 2010, unaudited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 29, 2010	ASSET ACCEPTANCE CAPITAL CORP.

	By:	/S/ E.L. HERBERT
	Name:	E.L. Herbert
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 29, 2010.